SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 3, 2000


                           Great Pee Dee Bancorp, Inc.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                         0-23521               56-2050592
-----------------------------   ---------------------------     ----------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


515 Market Street, Cheraw, South Carolina                                  29520
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:           (843) 537-7656
                                                              --------------



                                 Not Applicable
        -----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     On March 3, 2000, First Federal Savings and Loan Association of Cheraw, Cheraw, South Carolina, the wholly-owned subsidiary of Great Pee Dee Bancorp, Inc., and Coastal Federal Savings Bank, Myrtle Beach, South Carolina, the wholly-owned subsidiary of Coastal Financial Corporation, completed the purchase of certain assets and the assumption of liabilities relating to Coastal Federal's branch office located at 1385 Alice Drive in Florence, South Carolina. The deposits of the Florence branch office totaled approximately $25 million as of the date of the consummation, approximately $11 million of loans were acquired, and a deposit premium of $2 million was paid by First Federal.

     For further information, see the Registrant's press release dated March 6, 2000, which is included as Exhibit 99.1 to this report.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

     The applicable pro forma and other financial information will be provided by an amendment to this Form 8-K that will be filed within 60 days of the required filing date of this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                   GREAT PEE DEE BANCORP, INC.
INC.


DATE: March 15, 2000                      By:      /s/ Herbert W. Watts
                                                   --------------------
                                                   Herbert W. Watts
                                                   President and Chief Executive
                                                   Officer

                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

     Exhibit 99.1 - Press Release of First Federal Savings and Loan Association of Cheraw